Exhibit 10.1(b)

HELIX BIOMEDIX, INC.

2011 STOCK OPTION PLAN

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 10, 2011
APPROVED BY THE STOCKHOLDERS:

1.	INTRODUCTIONS AND DEFINITIONS

1.1	THE PLAN

This 2011 Stock Option Plan (hereinafter, this "Plan") establishes the right of and procedures for Helix BioMedix, Inc. (the "Company") to grant stock options to its employees, consultants and/or directors. This Plan provides for the granting of two types of options, namely (1) Incentive Stock Options, as defined and governed by Section 422 of the Internal Revenue Code of 1986, as amended and (2) Nonqualified Stock Options. This Plan sets forth provisions applicable to both types of options, to Incentive Stock Options only and to Nonqualified Stock Options only.

1.2	DEFINITIONS

Capitalized terms used in this Plan shall have the following meanings:

"ACT" means the Securities Act of 1933, as from time to time amended, or any replacement act or legislation.

"APPLICABLE LAWS" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company's Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Stock Options are, or will be, granted under the Plan.

"BOARD" means the Board of Directors of the Company.

"CAUSE" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, any act of disloyalty to the Company or any current or future subsidiary of the Company, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Board, whose determination shall be conclusive and binding.

"CHANGE OF CONTROL EVENT" means a merger, consolidation, or sale of assets, as the case may be and as described in Subsections (1) and (2) of Section 2.5(a).

"CODE" means the Internal Revenue Code of 1986, as amended.

"COMMITTEE" means a committee appointed by the Board, pursuant to Section 2.3 hereof, to administer the provisions of this Plan and in the absence of any such committee, references to the Committee shall mean the Board.

"COMPANY" means Helix BioMedix, Inc., a Delaware corporation.

"CONSULTANT" means any person engaged by the Company or any current or future subsidiary of the Company to perform services as a non-employee service provider, advisor or consultant pursuant to the terms of a written plan or contract. "Consultants" is the plural of Consultant.

"DIRECTOR" means a member of the Board. "Directors" is the plural of Director.

"DISABILITY" means "permanent and total disability" as that term is defined for purposes of Section 22(e)(3) of the Code.

"EMPLOYEE" means, for purposes of this Plan, persons continuously employed by the Company or by any current or future subsidiary of the Company on a regular basis, whether full-time or part-time, at any time during the duration hereof. "Employees" is the plural of Employee.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as from time to time amended, or any replacement act or legislation.

“EXECUTIVE OFFICER” means the Chief Executive Officer, the Chief Scientific Officer, the Chief Operating Officer, any Vice President and the Chief Financial Officer of the Company and any other officer of the Company specifically designated by the Board as an Executive Officer.

"FAIR MARKET VALUE" means, if the Company's Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by any other available source of prices or quotations selected by the Board or the Committee. If the Company's Common Stock is not publicly traded or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Board or the Committee on the basis of such considerations as the Board or the Committee deems important.

"GOOD REASON" means the occurrence of any one of the following events, in the event that the Optionee (i) has given the Successor Corporation written notice of such occurrence and the Successor Corporation has failed to cure such event within thirty (30) days, and (ii) Optionee resigns within sixty (60) days following the expiration of such thirty-day period:

(a)
Relocation of the Optionee to any place greater than fifty (50) miles from his or her principal location prior to the occurrence of a Change of Control Event, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Change of Control Event; or

(b)	Substantial reduction of the Optionee's base salary, unless such a reduction is made by the Company ratably with all other employees at similar levels of responsibility.

"INCENTIVE STOCK OPTION" means an option issued by the Company to purchase shares of stock of the Company that meets the definition of "incentive stock option" contained in Section 422 of the Code and that is issued by the Company to be an Incentive Stock Option. "Incentive Stock Options" is the plural of Incentive Stock Option.

"NONQUALIFIED STOCK OPTION" means an option issued by the Company to purchase shares of stock of the Company that is not an Incentive Stock Option. "Nonqualified Stock Options" is the plural of Nonqualified Stock Option.

"OPTIONEE" means the recipient of a Stock Option pursuant to a Stock Option Agreement. "Optionees" is the plural of Optionee.

"PLAN" means this Helix BioMedix, Inc. 2011 Stock Option Plan.

"PLAN GUIDELINES" shall mean the guidelines, rules, policies, regulations, forms of notice and forms of agreements and instruments, if any, adopted and amended by the Board from time to time with respect to this Plan pursuant to Section 2.3.

"SHARES" shall mean the Shares of the Company reserved for issuance under this Plan as further defined in Section 2.2.

"STOCK OPTION" means an agreement entered into by the Company granting the recipient the right to purchase shares of stock of the Company, at certain times and under certain conditions, subject to certain obligations and responsibilities as defined in this Plan and in the written Stock Option Agreement, whether an Incentive Stock Option or a Nonqualified Stock Option. "Stock Options" is the plural of Stock Option.

"STOCK OPTION AGREEMENT" means the written contract by which a Stock Option is granted by the Company to an Optionee. "Stock Option Agreements" is the plural of Stock Option Agreement.

"SUCCESSOR CORPORATION" has the meaning set forth under Section 2.5(b).

2.	GENERAL PROVISIONS APPLICABLE TO BOTH NONQUALIFIED STOCK OPTIONS AND INCENTIVE STOCK OPTIONS GRANTED BY THE COMPANY.

2.1	OBJECTIVES OF THIS PLAN

The purpose of this Plan is to encourage ownership of Common Stock of the Company by Employees and to provide a means of granting Stock Options to Consultants and Directors. This Plan is intended to provide an incentive to Employees for maximum effort in the successful operation of the Company and is expected to benefit the shareholders by enabling the Company to attract and retain personnel of the best available talent through the opportunity to share in the increased value of the Company's shares to which such personnel have contributed. The benefits of this Plan are not a substitute for compensation otherwise payable to Employees pursuant to the terms of their employment.

2.2	STOCK RESERVED FOR THIS PLAN

Subject to the provisions of Section 2.10, the number of shares reserved for issuance upon the exercise of Stock Options granted under this Plan shall be 12,000,000 shares of the Common Stock of the Company (the "Shares"), which Shares shall be reserved from the Company's authorized and unissued shares. Shares subject to any Stock Option under this Plan which are not exercised in full or Shares as to which the right to purchase is forfeited through default or otherwise, shall remain available for other Stock Options under this Plan. The aggregate number of Shares subject to Stock Options under this Plan or reserved for issuance by the Board shall not exceed the number approved by the shareholders at the time of adoption hereof unless such increase is approved by the Company's shareholders. Such approval shall be by the affirmative vote of shareholders holding a majority of the issued and outstanding shares of common stock of the Company entitled to vote at a meeting called to approve said increase.

2.3	ADMINISTRATION OF THIS PLAN

(a)
This Plan shall be administered by the Board or the Committee appointed pursuant to Section 2.3(b), provided that at all times during which the Company is subject to the periodic reporting requirements of the Exchange Act each member of the Board or the Committee who participates in administration must be a “Non-Employee Director” as that term is defined in Rule 16b-3 of the Exchange Act.

(b)
The Board may appoint a Board committee (the “Committee”) to administer this Plan in the name of the Board.  The Board or the Committee so appointed shall have full power and authority to administer and interpret this plan and to adopt, from time to time, such guidelines, rules, policies, regulations, forms of notice and forms of agreements and instruments for the administration of the Plan (collectively, “Plan Guidelines”) as the Board or such Committee, as the case may be, deems necessary or advisable.  Such powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the Employees, Consultants and Directors to be granted Stock Options under this Plan, to determine the size, type and applicable terms and conditions of grants to be made to such Employees, Consultants and Directors, to determine a time when Stock Options will be granted and to authorize grants to eligible Employees, Consultants and Directors.

(c)
The interpretations by the Board or its appointed Committee of this Plan and all Stock Option Agreements, including the definitions of terms used herein and in Stock Option Agreements, and all actions taken and determinations made by the Board or its appointed Committee concerning any matter arising under or with respect to this Plan or any Stock Options granted pursuant to this plan, shall be final, binding and conclusive on all interested parties, including the Company, its shareholders and all former, present and future Employees, Consultants and Directors of the Company.  So long as the Company is not subject to the reporting requirements of the Exchange Act, the Board may delegate some or all of its power and authority hereunder to the duly elected officers of the Company, such delegation to be subject to such terms and conditions as the Board in its discretion shall determine.  Such delegation of authority may be contained in the Plan Guidelines.  The Board or its appointed Committee may, as to questions of accounting, rely conclusively upon any determinations made by independent public accountants of the Company.

(d)
The Board or the Committee appointed to administer the Plan shall have the authority to determine from time to time (i) the persons to whom Stock Options are to be granted; (ii) the number of shares of Common Stock for which the Stock Options are exercisable and the purchase price of such shares; (iii) whether the Stock Options are Incentive Stock Options or nonqualified Stock Options; and (iv) any other terms and conditions (which need not be identical) of the Stock Options.

2.4	ELIGIBILITY; FACTS TO BE CONSIDERED IN GRANTING STOCK OPTIONS

The Board shall have the authority to determine the persons eligible to receive a Stock Option, the time or times at which the Shares may be purchased and whether all of the Stock Options may be exercised at one time or in increments.

2.5	RIGHTS OF OPTIONEE IN EVENT OF MERGER, CONSOLIDATION, SALE OF ASSETS OR DISSOLUTION

(a)
Except as provided in this Section 2.5, and notwithstanding anything in this Plan to the contrary, if the Optionee is not then an Executive Officer of the Company, the Optionee may conditionally purchase during the periods set forth below in Subsections (1) through (3) of this Section 2.5 (a), the amount of Shares for which the right to purchase has already vested plus (i) the number of Shares for which the right to purchase, according to the terms of the Stock Option Agreement relating to such Shares, is scheduled to vest within 12 months of the effective, closing, or filing date, as the case may be, of a merger, consolidation, sales of assets, or dissolution, as described below, or (ii) fifty percent (50%) of the number of Shares for which the right to purchase has not yet vested, whichever is greater.  Except as provided in this Section 2.5 and notwithstanding anything in this Plan to the contrary, if the Optionee is then an Executive Officer of the Company, the Optionee may conditionally purchase all of his vested or unvested Shares during the periods set forth below in Subsections (1) through (3) of this Section 2.5 (a).

(1)
The period commencing ten (10) days and ending five (5) days prior to the scheduled effective date of a merger or consolidation (as such effective date may be delayed from time to time) wherein the Company is not to be the surviving corporation and the shareholders of the corporation immediately prior to the merger or consolidation are not to own a majority of the capital stock of the surviving corporation immediately after the merger or consolidation, provided such merger or consolidation is not between or among the Company and other corporations related to or affiliated with the Company;

(2)
The period commencing ten (10) days and ending five (5) days prior to the scheduled closing date of a sale of all or substantially all of the assets of the Company (as such closing date may be delayed from time to time); and

(3)	The period commencing the date the shareholders of the Company approve the dissolution of the Company and ending five (5) days prior to the date of filing its Articles of Dissolution.

If the merger, consolidation, sale of assets (collectively, a "Change of Control Event"), or dissolution, as the case may be and as described in Subsections (1) through (3) of this Section 2.5(a), once commenced, is canceled or revoked, the conditional purchase of Shares for which the right to purchase would not have otherwise vested at the time of said cancellation or revocation, but for the operation of this Section 2.5, shall be rescinded. With respect to all other Shares conditionally purchased, the Optionee may rescind such purchase at Optionee's discretion. If the Change of Control Event does occur or Articles of Dissolution are filed, as the case may be and as described in Subsections (1) through (3) of this Section 2.5(a), all unexercised Stock Options that have not been assumed pursuant to Section 2.5(b) shall terminate on the effective, closing, or filing date, as the case may be.

(b)	The Optionee shall have no right to conditionally purchase Shares for which the right to purchase would not have otherwise vested but for the operation of this Section 2.5 if:

(1)
The Stock Option relating to such Shares, in connection with the Change of Control Event, is either to be assumed by the successor or purchasing corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation; or

(2)
The Stock Option relating to such Shares is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Change of Control Event and provides for subsequent payout in accordance with the same vesting schedule applicable to such Stock Option. For purposes of this Section 2.5(b)(2), the spread existing at the time of a Change of Control Event means the difference between the exercise price per Share of the Stock Option and the Fair Market Value per Share on the closing or effective date of the Change of Control Event.

The determination of Stock Option comparability shall be made by the Board, and its determination shall be conclusive and binding. In the event that an Optionee's Stock Options are assumed or replaced by a Successor Corporation in a Change of Control Event, and the Optionee's employment or services are terminated within one year after the Change of Control Event either by the Successor Corporation without Cause or by the Optionee voluntarily for Good Reason, the Optionee shall have the right to purchase within ninety (90) days of termination the amount of Shares covered by such Stock Options for which the right to purchase is scheduled by the terms of the Stock Option Agreement to vest within 12 months of the date of termination.

(c)
If the Company shall be the surviving corporation in any merger or consolidation or is a party to a merger or consolidation which does not otherwise qualify as a Change of Control Event, any Stock Option granted hereunder shall pertain and apply to the securities to which a holder of the number of Shares of Common Stock subject to the Stock Option would have been entitled.

(d)
The grant of Stock Options will in no way affect the Company's right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(e)	Nothing herein shall allow the Optionee to purchase Shares, the Stock Options for which have expired.

2.6	STOCK OPTION AGREEMENTS; TERMS AND EXPIRATION OF STOCK OPTIONS

Each Stock Option granted under this Plan shall be pursuant to a written Stock Option Agreement in a form substantially similar to the form attached as Annex A, which shall designate whether the Stock Option is an Incentive Stock Option or Nonqualified Stock Option, shall be subject to such amendment or modification from time to time as the Board shall deem necessary or appropriate to comply with or take advantage of Applicable Laws and shall contain or be subject to provisions as to the following effect, together with such other provisions as the Board shall from time to time approve:

(a)	That, subject to the provisions of Section 2.6(b) below, the Stock Option, as to the whole or any part thereof, may be exercised only by the Optionee or Optionee's personal representative;

(b)
Except as may be otherwise permitted pursuant to Section 2.13(c) or Section 3.3, that neither the whole nor any part of the Stock Option shall be transferable by the Optionee or by operation of law other than by will of, or by the laws of descent and distribution applicable to, a deceased Optionee and that the Stock Option and any and all rights granted to the Optionee there under and not theretofore effectively and completely exercised shall automatically terminate and expire upon any sale, transfer, or hypothecation or any attempted sale, transfer, or hypothecation of such rights or upon the bankruptcy or insolvency of the Optionee or Optionee's estate;

(c)
That subject to the foregoing provisions, a Stock Option may be exercised at different times for portions of the total number of Shares for which the right to purchase shall have vested provided that such portions are in multiples of ten (10) shares if the Optionee holds vested Stock Options for ninety-nine (99) or fewer Shares and otherwise in multiples of one hundred (100) Shares;

(d)
That no Optionee shall have the right to receive any dividend on or to vote or exercise any right in respect to any Shares unless and until the certificates for such Shares have been issued to such Optionee;

(e)	That, unless otherwise provided in the Stock Option Agreement, the Stock Option shall expire with respect to vested Shares at the earliest of the following:

(1)	With respect to any Employee, immediately upon any involuntary termination of Optionee’s employment for cause;

(2)
With respect to any Employee, five (5) years after involuntary termination of Optionee’s employment without cause for any Nonqualified Stock Option, and ninety (90) days after such involuntary termination with respect to any Incentive Stock Option;

(3)
With respect to any Employee, ninety (90) days after voluntary termination of employment, provided however that, with respect to a Nonqualified Stock Option, the Board or its designated Committee may extend the expiration period for any such Employee up to five (5) years;

(4)
With respect to any Consultant, ninety (90) days after the earlier of (i) the date either the Company or the Optionee notifies the other that the Company or the Optionee, as the case may be, is terminating the consultant relationship or (ii) the end of a period of one hundred twenty (120) days during which the consultant has not performed any service for the Company, unless in either case, such termination is on account of death or disability;

(5)
With respect to a Director, ninety (90) days after resignation or removal from the Board of the Company or other cessation of service as a Director other than on account of death or disability; provided however that the Board or its designated Committee may extend the expiration period for any such Director who resigns up to five (5) years;

(6)
Twelve (12) months after Optionee’s death or disability provided that, with respect to a Nonqualified Stock Option, the Board or its designated Committee may extend the expiration period for such vested options up to five (5) years; or

(7)
In the event of a Change of Control Event, or the filing of Articles of Dissolution, as the case may be and as described in Subsections (1) through (3) of Section 2.5(a), on the date specified in Section 2.5(a).

(f)
That, to the extent a Stock Option Agreement provides for the vesting of the right to purchase in increments, such vesting shall cease as of the date of the Optionee's death, Disability, or, in the case of any Employee, voluntary or involuntary termination of Optionee's employment with the Company for any reason or, in the case of any Consultant, (i) the date either the Company or Optionee notifies the other that the Company or the Optionee, as the case may be, is terminating the consultant relationship or (ii) the end of a period of one hundred twenty (120) days during which the Consultant has not performed any service for the Company or, in the case of a Director, upon his resignation or removal from the Board of the Company or other cessation of his services as a director;

(g)
That the time at which or the installments in which the Stock Option shall become exercisable, is as set forth in the Stock Option Agreement; provided that if not set forth in the Stock Option Agreement, the Stock Option will become exercisable according to the following schedule, which may be waived or modified by the Board or its designated Committee at any time:

Period of Optionee’s Continuous Employment or Service With the Company or Its Subsidiaries From the Date Option is Granted	Percent of Total Option That is Exercisable
After 12 months	33.3%
Each month period of continuous service completed thereafter	An additional 2.7792%
After 3 years	100%

If, in the absence of this provision, a Stock Option would become exercisable for a fractional share under the terms and conditions governing its exercisability, then the Stock Option shall instead become exercisable for such fractional share at the time provided in the Stock Option Agreement for such Stock Option to become fully exercisable.

(h)
That the terms of the Stock Option Agreement shall be a contract between the Company and the Optionee and the specific terms of any Stock Option Agreement shall govern over the more general terms hereof; and

(i)
With respect to Employees, subject to the Plan Guidelines, the Stock Option Agreement shall not be affected by any changes of duties or position so long as the Optionee shall continue to be an Employee, subject to the terms hereof.

2.7	RULE 16B-3 COMPLIANCE

(a)
Unless an Optionee could otherwise exercise a Stock Option or dispose of Shares delivered upon exercise of a Stock Option granted under the Plan without incurring liability under Section 16 of the Exchange Act ("Section 16"), at least six months shall elapse from the date of acquisition of the Stock Option to the date of disposition of its underlying Shares.

(b)
It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 15a-1(c)(3) under the Exchange Act in connection with any grant of Stock Options to or other transaction by an Optionee who is subject to Section 16 (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Optionee). Accordingly, if any provision of this Plan or any Stock Option Agreement relating to a Stock Option does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Optionee shall avoid liability under Section 16(b).

2.8	NOTICE OF INTENT TO EXERCISE STOCK OPTION

The Optionee (or other person or persons, if any, entitled hereunder) desiring to exercise a Stock Option as to all or part of the Shares covered thereby shall in writing notify the Company at its principal office, specifying the number of Shares to be purchased and, if required by the Company, representing in form satisfactory to the Company that the Shares are being purchased for investment and not with a view to resale or distribution. The Company from time to time may issue or specify to Optionees a written form for use in connection with any such exercise. With respect to any Shares conditionally purchased pursuant to Section 2.5(a) above and for which such purchase has not been voluntarily or otherwise rescinded pursuant to Section 2.5(a), the Optionee shall be deemed to have given to the Company the notice of exercise required by this Section 2.8 as of ten (10) days prior to the closing or effective date of the Change of Control Event or the filing of Articles of Dissolution, as the case may be and as described in Subsections (1) through (3) of Section 2.5(a).

2.9	METHOD OF EXERCISE OF STOCK OPTION

Within ten (10) days after receipt by the Company of the notice provided in Section 2.8, but not later than the expiration date specified in Section 2.5(e), the Stock Option shall be exercised as to the number of Shares specified in the notice by payment by the Optionee to the Company of the amount specified below in Section 3.2 and Section 4.5, as applicable. Payment of such purchase price shall be made in cash, or in accordance with procedures for a "cashless exercise" as the same may have been established from time to time by the Company to facilitate exercises of Stock Options and sales of Shares under this Plan. The Company has no obligation and has made no commitments to establish a procedure for "cashless exercise". Payment in shares of the Company's Common Stock shall be deemed to be the equivalent of payment in cash at the Fair Market Value of those shares. For purposes of the preceding sentence, "Fair Market Value" shall be determined by the Board in the same manner as utilized in determining the Fair Market Value at the time other Stock Options are granted.

2.10	RECAPITALIZATION

The aggregate number of Shares for which Stock Options may be granted hereunder, the number of Shares covered by each outstanding Stock Option and the price per Share thereof in each such Stock Option Agreement shall be proportionately adjusted for an increase or decrease in the number of outstanding shares of common stock of the Company resulting from a stock split or reverse split of shares or any other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Company excluding any decrease resulting from a redemption of shares by the Company. If the adjustment would result in a fractional Share the Optionee shall be entitled to one (1) additional Share, provided that the total number of Shares to be granted under this Plan shall not be increased above the equivalent number of Shares initially allocated or later increased by approved amendment to this Plan. Any adjustment shall be made by the Board whose determination shall be final, binding and conclusive.

If the Company's Common Stock is reclassified or converted into common stock or another class of common stock in accordance with the Company's Articles of Incorporation or otherwise, any then outstanding Stock Options shall automatically become options to purchase shares of stock of the Company into which the Common Stock is converted or reclassified; and all references to "Shares" herein shall refer to shares of the Company's stock into which the Common Stock is converted or reclassified.

2.11	SUBSTITUTIONS AND ASSUMPTIONS

The Board shall have the right to substitute, replace, or assume options in connection with mergers, reorganizations, separations, or other "corporate transactions" as that term is defined in and said substitutions and assumptions are permitted by Section 425 of the Code and the regulations promulgated there under. The number of Shares reserved pursuant to Section 2.2 may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to options before and after the substitution.

2.12	TERMINAL DATE OF PLAN

This Plan shall not extend beyond a date ten (10) years from the date of adoption hereof by the Board, provided that any Stock Option to purchase shares duly granted hereunder prior to such date shall be exercisable pursuant to its terms and the terms hereof until expiration or earlier termination of such Stock Option.

2.13	GRANTING OF STOCK OPTIONS

(a)
The granting of any Stock Option pursuant to this Plan shall be entirely in the discretion of the Board and nothing herein contained shall be construed to give any person any right to participate under this Plan or to receive any Stock Option under it.

(b)
The granting of a Stock Option pursuant to this Plan shall not constitute any agreement or an understanding, express or implied on the part of the Company or a current or future subsidiary to employ or retain the Optionee for any specified period.

(c)
The Board shall have the authority to grant both transferable Stock Options and nontransferable Stock Options and to amend outstanding nontransferable Stock Options to provide for transferability. Each Stock Option intended to qualify as an Incentive Stock Option and each nontransferable Stock Option intended to qualify under Rule 16b-3 or otherwise shall provide by its terms that it is not transferable otherwise than by will or the laws of descent and distribution or, except in the case of Incentive Stock Options, pursuant to a "qualified domestic relations order" as defined by the Code and is exercisable, during the Optionee's lifetime, only by the Optionee. Each transferable Stock Option may provide for such limitations on transferability and exercisability as the Board may designate at the time the Stock Option is granted or is otherwise amended to provide for transferability.

2.14	WITHDRAWAL

An Optionee may at any time elect in writing to abandon a Stock Option with respect to the number of Shares as to which the Stock Option shall not have been exercised.

2.15	GOVERNMENT REGULATIONS

This Plan and the granting and exercise of any Stock Option hereunder and the obligations of the Company to sell and deliver Shares under any such Stock Option shall be subject to all Applicable Laws and to such approvals by any governmental agencies as may be required.

2.16	PROCEEDS FROM SALE OF STOCK

Proceeds of the purchase of Shares by an Optionee shall be used for the general business purposes of the Company.

2.17	SHAREHOLDER APPROVAL

This Plan shall be submitted to the shareholders for their approval within twelve (12) months from the date hereof. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

2.18	COMPLIANCE WITH SECURITIES LAWS

The Board shall have the right to:

(a)
Require an Optionee to execute, as a condition of exercise of a Stock Option, a letter evidencing Optionee's intent to acquire the Shares for investment and not with a view to the resale or distribution thereof;

(b)	Place appropriate legends upon the certificate or certificates for the Shares; and

(c)	Take such other acts as it deems necessary in order to cause the issuance of Shares to comply with applicable provisions of state and federal securities laws.

In furtherance of the foregoing and not by way of limitation thereof, no Stock Option shall be exercisable unless such Stock Option and the Shares to be issued pursuant thereto shall be registered under appropriate federal and state securities laws, or shall be exempt therefrom, in the opinion of the Board upon advice of counsel to the Company. Each Stock Option Agreement shall contain adequate provisions to assure that there will be no violation of such laws. This provision shall in no way obligate the Company to undertake registration of Stock Options or Shares hereunder. Issue, transfer or delivery of certificates for Shares pursuant to the exercise of Stock Options may be delayed, at the discretion of the Board until the Board is satisfied that the applicable requirements of the federal and state securities laws have been met.

The dollar value and number of Stock Options granted under this Plan may be limited pursuant to Rule 701 promulgated by the Securities and Exchange Commission, which provides an exemption from the registration requirements under the Act. Any guidelines adopted pursuant to this Plan shall contain the current limitations specified in said Rule 701 unless the Company is registered under the Act.

2.19	GOLDEN PARACHUTE TAXES

In the event that any amounts paid or deemed paid to an employee under this Plan are deemed to constitute "excess parachute payments" as defined in Section 280G of the Code (taking into account any other payments made under this Plan and any other compensation paid or deemed paid to an employee), or if any employee is deemed to receive an "excess parachute payment" by reason of his or her vesting of Options pursuant to Section 2.5 herein, the amount of such payments or deemed payments shall be reduced (or, alternatively the provisions of Section 2.5 shall not act to vest options to such employee), so that no such payments or deemed payments shall constitute excess parachute payments. The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Board.

2.20	COMPLIANCE WITH CODE SECTION 409A

Stock Options subject to this Plan will be designed in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the Stock Option will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Board. To the extent that a Stock Option grant is subject to Code Section 409A, such Stock Option will be administered in a manner that will meet the requirements of Code Section 409A, such that the Stock Option will not be subject to the additional tax or interest applicable under Code Section 409A.

3.	PROVISIONS APPLICABLE SOLELY TO NONQUALIFIED STOCK OPTIONS

In addition to the provisions of Section 2 above, the following paragraphs shall apply to any Stock Options granted under this Plan which are not Incentive Stock Options.

3.1	OPTION PRICE

The option, or purchase, price of each Share optioned as a Nonqualified Stock Option under this Plan shall be determined by the Board and set forth in the Stock Option Agreement.

3.2	METHOD OF EXERCISE OF STOCK OPTION

The amount to be paid by the Optionee upon exercise of a Nonqualified Stock Option shall be the exercise price provided for in the Stock Option Agreement, together with the amount of federal, state and local income and FICA taxes required to be withheld by the Company. If the Company has established procedures for a "cashless exercise" pursuant to Section 2.9, an Optionee may elect to pay Optionee's federal, state, or local income and FICA withholding tax by having the Company withhold shares of Company Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld is deemed to equal the Fair Market Value of the shares on the day the Stock Option is exercised. An election by an Optionee to have shares withheld for this purpose will be subject to the following restrictions:

(a)	If an Optionee has received multiple Stock Option grants, a separate election must be made for each grant;

(b)	The election must be made prior to the day the Stock Option is exercised;

(c)	The election will be irrevocable;

(d)	The election will be subject to the disapproval of the Board; and

(e)
If the Optionee is an "officer" of the Company within the meaning of Section 16 as defined in Rule 16a-1 promulgated by the Securities and Exchange Commission, the election may not be made within six (6) months following the grant of the Stock Option.

3.3	ASSIGNMENT

The Company may allow limited assignment rights for the gifting by Optionee of rights hereunder to vested Nonqualified Stock Options, on terms to be determined by the Board from time to time.

4.	PROVISIONS APPLICABLE SOLELY TO INCENTIVE STOCK OPTIONS

In addition to the provisions of Section 2 above, the following paragraphs shall apply to any Stock Options granted under this Plan which are Incentive Stock Options.

4.1	CONFORMANCE WITH INTERNAL REVENUE CODE

Stock Options granted under this Plan which are "Incentive Stock Options" shall conform to, be governed by and be interpreted in accordance with Section 422 of the Code and any regulations promulgated thereunder and amendments to the Code and regulations. Only Employees may be granted Incentive Stock Options hereunder; Consultants and non-employee Directors may not receive Incentive Stock Options hereunder.

4.2	OPTION PRICE

The option, or purchase, price of each Share optioned as an Incentive Stock Option under this Plan shall be determined by the Board at the time of the action for the granting of the Stock Option and set forth in the Stock Option Agreement, but shall not, in any event, be less than the Fair Market Value of the Company's Common Stock on the date of grant.

4.3	LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTION

The aggregate Fair Market Value of the Shares, as determined on the date of grant, vesting in any one calendar year with respect to which an Employee has the right to purchase (under this Plan or any other plan of the Company which authorizes Incentive Stock Options) shall not exceed $100,000; and to the extent any Stock Option purporting to be an Incentive Stock Option grants an Employee the right to purchase Shares with an aggregate Fair Market Value vesting in any one calendar year in excess of $100,000, as so determined (under this Plan or any other plan of the Company which authorizes Incentive Stock Options), shall be deemed a Nonqualified Stock Option for such excess amount.

4.4	LIMITATION ON GRANTS TO SUBSTANTIAL SHAREHOLDERS

It is the Company's intent that it will not grant Incentive Stock Options to any Employee who, immediately prior to the grant of a Stock Option hereunder, owns stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company, unless the per share option price specified by the Board for the Incentive Stock Options granted such an Employee is at least one hundred ten percent (110%) of the Fair Market Value of the Company's stock on the date of grant and such Stock Option, by its terms, is not exercisable after the expiration of five (5) years from the date such Stock Option is granted. Any Stock Option that by its terms purports to be an Incentive Stock Option that is issued to an Employee who owns stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company that does not have an exercise price of at least one hundred ten percent (110%) of the Fair Market Value of the Company's stock on the date of grant or that is, by its terms, exercisable after the expiration of five (5) years from the date such Stock Option is granted, shall be deemed a Nonqualified Stock Option.

4.5	METHOD OF EXERCISE OF STOCK OPTION

The amount to be paid by the Optionee upon exercise of an Incentive Stock Option shall be the purchase price per share provided for in the Stock Option Agreement.

5.	TERMINATION AND AMENDMENT

This Plan, the Plan Guidelines and all rules and regulations adopted in respect hereof may be terminated, suspended, or amended at any time by a majority vote of the Board, provided that no such action shall adversely affect any material rights of Optionees granted under this Plan prior to such action without the consent of such Optionees and provided further that to the extent required for compliance with Section 422 of the Code or any Applicable Law, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any Applicable Law. The Board may amend the terms and conditions of outstanding Stock Options, provided, however, that (i) no such amendment would be materially adverse to the holders of such Stock Options without their consent, and (ii) the amended terms of a Stock Option would be permitted under this Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Optionee, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. If an amendment causes an Incentive Stock Option to no longer qualify as an Incentive Stock Option, then such Stock Option shall be treated as a Nonqualified Stock Option.

6.	FOREIGN EMPLOYEES

Without amending this Plan, the Board may grant Stock Options to eligible Employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of this Plan, and, in furtherance of such purposes the Board may make such modifications, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with the provisions of the laws in other countries in which the Company operates or has Employees.

7.	REGISTRATION, LISTING AND QUALIFICATION OF SHARES

Each Stock Option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing, or qualification of the Shares covered thereby upon any securities exchange or under any Applicable Law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Option or the purchase of shares thereunder, no such Stock Option may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Board. Any person exercising a Stock Option shall make such representations and agreements and furnish such information as the Board may request to assure compliance with the foregoing or any other applicable legal requirements.

8.	NO RIGHTS TO STOCK OPTIONS OR EMPLOYMENT; NO RESTRICTIONS

No Employee or other person shall have any claim or right to be granted a Stock Option under this Plan. Having received a Stock Option under this Plan shall not give an Employee or other person any right to receive any other grant or Stock Option under this Plan. An Optionee shall have no rights to or interest in any Stock Option except as set forth herein. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Consultant or Director any right to be retained or engaged by the Company, or otherwise in any way affect any right and power of the Company to terminate the employment or engagement of any Employee, Consultant or Director at any time with or without assigning a reason therefor. Nothing in this Plan shall restrict the Company's rights to adopt other option plans pertaining to any or all of the Employees, Consultants or Directors covered under this Plan or other Employees, Consultants or Directors not covered under this Plan.

Each Stock Option granted hereunder may be affected, with regard to both vesting schedule and termination, by leaves of absence, a reduction in the number of hours worked, partial disability and other changes in Optionee's Employee, Consultant or Director status, as the case may be. The Company's policies in such matters shall be contained in the Plan Guidelines adopted by the Board. The Plan Guidelines and the guidelines, rules, policies and regulations contained therein may be amended at any time and from time to time by the Board or the Committee, in its sole discretion and with or without notice. Optionee's rights hereunder or under any Stock Option granted hereunder at any time shall be governed by the Plan Guidelines in effect at the time of any change in Optionee's employment status as contemplated above.

9.	COSTS AND EXPENSES

Except as provided herein with respect to the payment of taxes, all costs and expenses of administering this Plan shall be borne by the Company and shall not be charged to any grant or any Optionee receiving a grant.

10.	PLAN UNFUNDED

This Plan shall be unfunded. Except for the Board's reservation of a sufficient number of authorized shares to the extent required by Applicable Law to meet the requirements of this Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under this Plan.

11.	GOVERNING LAW

This Plan shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law, and venue for any action taken in connection herewith or related hereto shall exclusively reside in King County, Washington.

12.	SEVERABILITY

In the event any provision of this Plan or any Stock Option Agreement is found to be invalid or unenforceable, such provision shall be deemed reformed to the extent necessary to render it valid and enforceable. The invalidity or unenforceability of any provision in this Plan or any Stock Option Agreement shall not in any way affect the validity or enforceability of any other provision of this Plan or the Stock Option Agreement, as the case may be and this Plan and the Stock Option Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been included.